UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 19, 2012
PATRIOT MINEFINDERS INC.
(Exact name of registrant as specified in its charter)
Nevada	000-53848	30-0692325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
591 Camino de la Riena, Suite 802, San Diego, California		92108
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(619) 688-6505
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Effective April 19, 2012, in accordance with approval from the Financial Industry Regulatory Authority (“FINRA”), we changed our name from Atlantic Resources Inc. to Patriot Minefinders Inc.  In addition, we effected a forward split of our authorized and issued and outstanding shares of common stock on a 24 new for 1 old basis such that, our authorized capital increased from 70,000,000 to 1,680,000,000 shares of common stock and correspondingly, our issued and outstanding shares of common stock increased from 4,700,000 to 112,800,000 shares of common stock, all with a par value of $0.001.

The name change and forward split became effective with the Over-the-Counter Bulletin Board at the opening of trading on April 19, 2012 under the symbol “AARID”.  The “D” will be placed on our ticker symbol for 20 business days.  A new symbol will be issued by FINRA after 30 business days to reflect the Company’s new name. We will announce the new symbol provided by FINRA by filing a Current Report on Form 8-K.  Our new CUSIP number is 70338F102.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT MINEFINDERS INC.
/s/ John H. Schweitzer
John H. Schweitzer
President and Director

Date:	April 20, 2012